                                                                    EXHIBIT 12.1


    CAPSTAR BROADCASTING PARTNERS, INC. AND SUBSIDIARIES AND ITS PREDECESSOR

                    DEFICIENCY OF EARNINGS TO FIXED CHARGES


                                                                        COMMODORE
                                                   -----------------------------------------------------         THE COMPANY
                                                        YEARS ENDED DECEMBER 31,                          ||  ------------------
                                                   ---------------------------------   JANUARY 1, 1996 -  ||  OCTOBER 17, 1996 -
                                                   1992      1993     1994      1995    OCTOBER 16, 1996  ||  DECEMBER 31, 1996
                                                   ----      ----     ----      ----    ----------------  ||  ------------------
                                                                  (DOLLARS IN THOUSANDS)                  ||
                                                                                                          ||
FIXED CHARGES:                                                                                            ||
  Interest expense  . . . . . . . . . . . . . .   $5,493    $4,614   $ 4,366   $7,806       $8,861        ||        5,035
  Implicit interest in rent . . . . . . . . . .       66        73       102      111          128        ||           63
  Preferred stock dividends and accretion . . .       --        --       691      252          360        ||           --
  Amortization of deferred financing costs. . .       --        --        --       --           --        ||           --
                                                  ------   -------   -------   ------      -------        ||    ---------
     Total Fixed Charges. . . . . . . . . . . .    5,559     4,687     5,159    8,169        9,349        ||        5,098
Loss before provision for income taxes  . . . .   (2,998)   (3,743)     (227)  (1,656)     (17,703)       ||       (3,756)
Preferred stock dividends and accretion               --        --      (691)    (252)        (360)       ||           --
Fixed charges . . . . . . . . . . . . . . . . .    5,559     4,687     5,159    8,169        9,349        ||        5,098
                                                  ------   -------   -------   ------      -------        ||    ---------
  EARNINGS, AS DEFINED  . . . . . . . . . . . .    2,561       944     4,241    6,261       (8,714)       ||        1,342
                                                                                                          ||
Deficiency of earnings to fixed charges . . . .   $2,998   $ 3,743   $   918   $1,908      $18,063        ||    $   3,756